SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K




                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                Date of Report
                               November 27, 1996



                               MARKET DATA CORP.
            (Exact name of registrant as specified in its charter)


      TEXAS                33-22264-FW         76-0252235
(State or jurisdiction    (Commission        (I.R.S. Employer
of incorporation)          File Number)      Identification No.)


14505 TORREY CHASE BLVD. SUITE 410, HOUSTON, TX        77014
(Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code (713) 586-8686





















Item 5.  Other Information

The Board of Directors met on November 19, 1996 and determined that it was in the best interest of the company not to continue the operation of Renet Financial Corporation. The Board elected to distribute Market Data's ownership in Renet Financial to its shareholder's of record on November 19, 1996, on a probata basis. It is anticipated that this transaction will be completed within the next 10 days. The distribution of RENET has no negative impact on the Company.

The Board also stated that it recognizes the need for two additional outside directors and has agreed to begin a search for same. The Board's objective is to have this accomplished by the first quarter (calendar) of 1997.

Effective November 18, 1996, Michael F. Pope and Philip C. LaPuma resigned as officers and directors of Renet Financial
Corporation.  Also Carlos Silva resigned as an officer of Renet
Financial Corporation.

Market Data Corporation (MDC) having advanced certain funds to Renet Financial Corporation (RENET), held a note from RENET in the amount of $196,000 secured by an assignment of intellectual property rights which included all trademarks, service marks, all trade secrets, franchise rights and territories, all licenses, franchise systems and agreements, the right to recover for past, present, and future infringement on the foregoing and all rights corresponding thereto throughout the world, and all proceeds of infringement suits. On November 18, 1996, MDC foreclosed on its note secured by RENET's intellectual property rights.

On November 5, 1996, the Company formed a new wholly owned subsidiary named, Renet Services, California (RSC), Michael Pope, and Vicki Pope are officers and directors of this new subsidiary.
On November 18, 1996, MDC placed therein the foreclosed intellectual property rights described above in exchange for a secured note for $196,000.















                                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Market Data Corp
                                   (Registrant)

11/27/96                            Mike Pope
Date                               (Signature)


11/27/96                            Philip LaPuma
Date                               (Signature)